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                                                                    EXHIBIT 21.1




                    QUANTA SERVICES, INC. - SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

SUBSIDIARY/DOING BUSINESS AS                                        STATE OF INCORPORATION/ORGANIZATION
----------------------------                                        -----------------------------------
Advanced Technologies and Installation Corporation                  Washington
Allteck Line Contractors (USA), Inc.                                Washington
Allteck Line Contractors, Inc.                                      British Columbia
Arby Construction, Inc.                                             Delaware
Austin Trencher, Inc.                                               Delaware
Bradford Brothers, Inc.                                             North Carolina
CCLC, Inc.                                                          Delaware
Coast to Coast, LLC                                                 California
CMI Services, Inc.                                                  Florida
Conti Communications, Inc.                                          Delaware
      DE Conti Communications, Inc.
Croce Electric Company, Inc.                                        Delaware
Crown Fiber Communications, Inc.                                    Virginia
      Myers Cable, Inc.
      World Fiber
Digco Utility Construction, L.P.                                    Texas
      Brown Engineering
      Ranger Field Services
Dillard Smith Construction Company                                  Delaware
Driftwood Electrical Contractors, Inc.                              Delaware
      Maddux Communications
Environmental Professional Associates, Limited                      California
      Provco
Five Points Construction Co.                                        Texas
Global Enercom Management, Inc.                                     Delaware
Golden State Utility Co.                                            Delaware
H.L. Chapman Pipeline Construction, Inc.                            Delaware
      DB Utilities
      Sullivan Welding
Intermountain Electric, Inc.                                        Colorado
      Colorado IM Electric
      Grand Electric
Irby Construction Company                                           Mississippi
Lindsey Electric, L.P.                                              Texas
Manuel Bros., Inc.                                                  Delaware
      Renaissance Construction
      Western Directional




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
SUBSIDIARY/DOING BUSINESS AS                                        STATE OF INCORPORATION/ORGANIZATION
----------------------------                                        -----------------------------------
Mears Canada Corp.                                                  Nova Scotia
Mears Engineering/LLC                                               Michigan
Mears Group, Inc.                                                   Delaware
Mears Services LLC                                                  Michigan
Mears/CPG LLC                                                       Michigan
Mears/HDD LLC                                                       Michigan
Mearsmex S. de R.L. de C.V.                                         Mexico
Mejia Personnel Services, Inc.                                      Texas
Metro Underground Services, Inc. of Illinois                        Illinois
Network Electric Company                                            Delaware
      DE Network Electric Company
North Houston Pole Line, L.P.                                       Delaware
      North Houston Pole Line Corp.
North Sky Communications, Inc.                                      Delaware
      Sky Communications
Okay Construction Company, LLC                                      Delaware
PAR Electrical Contractors, Inc.                                    Missouri
      Par Infrared Consultants
      Riggin & Diggin Line Construction
      Seaward
      Seaward Corporation
Par Internacional, S. de R.L. de C.V.                               Mexico
Parkside Site & Utility Company Corporation                         Delaware
Parkside Utility Construction Corp.                                 Delaware
Potelco, Inc.                                                       Washington
      Kingston Constructors DBA Talking Sign
         Services
      Kuenzi Constructors
      Potelco Incorporated
Professional Teleconcepts, Inc.                                     Illinois
      JT Communications
Professional Teleconcepts, Inc.                                     New York
PWR Financial Company                                               Delaware
PWR Network, LLC                                                    Delaware
Q Resources, LLC                                                    Delaware
QDE LLC                                                             Delaware
QPC, Inc.                                                           Delaware
QSI, Inc.                                                           Delaware
Quanta Asset Management LLC                                         Delaware
Quanta Associates, L.P.                                             Texas
Quanta Delaware, Inc.                                               Delaware
Quanta Government Services, Inc.                                    Delaware
Quanta Government Solutions, Inc.                                   Delaware
Quanta International Limited                                        British Virgin Islands

SUBSIDIARY/DOING BUSINESS AS                                        STATE OF INCORPORATION/ORGANIZATION
----------------------------                                        -----------------------------------
Quanta Receivables, L.P.                                            Delaware
Quanta Services Management Partnership, L.P.                        Texas
Quanta Services of Canada Ltd.                                      British Columbia
Quanta Utility Installation Co., Inc.                               Delaware
Quanta Utility Services, LLC                                        Delaware
R.A. Waffensmith & Co., Inc.                                        Delaware
S.K.S. Pipeliners, LLC                                              Delaware
Servicios Par Electric, S. de R.L. de C.V.                          Mexico
Southeast Pipeline Construction, Inc.                               Delaware
Southwestern Communications, Inc.                                   Delaware
      Southwestern Communications/Utilities, Inc.
      NetCom Management Group
Southwest Trenching Company, Inc.                                   Texas
Spalj Construction Company                                          Delaware
      Dot 05 Optical Communications
      Delaware Spaj Construction Company
      Smith Contracting
      Span-Con of Deerwood
      Tjader & Highstrom
      Throstad Brother Tiling
      Wilson Roadbores
Sumter Utilities, Inc.                                              Delaware
      Sumter Builders Construction Contracting
The Ryan Company, Inc.                                              Massachusetts
      Eastern Communications
      The Ryan Company Inc. of Massachusetts
      The Ryan Company of Massachusetts
      The Ryan Company Incorporated of
         Massachusetts
      The Ryan Company, Incorporated Electrical
         Contractors
      Ryan Company Inc. (The)
Tjader, L.L.C.                                                      Delaware
TNS-VA, LLC                                                         Delaware
Tom Allen Construction Company                                      Delaware
      TA Construction
Total Quality Management Services, LLC                              Delaware
Trans Tech Acquisition, Inc.                                        Texas
Trans Tech Electric, L.P.                                           Texas
      Trans Tech Electric, Limited Partnership
Trawick Construction Co.                                            Florida
TTGP, Inc.                                                          Delaware
TTLP, Inc.                                                          Delaware
TTM, Inc.                                                           North Carolina



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
SUBSIDIARY/DOING BUSINESS AS                                        STATE OF INCORPORATION/ORGANIZATION
----------------------------                                        -----------------------------------
TXLP, Inc.                                                          Delaware
Underground Construction Co., Inc.                                  Delaware
      Delaware Underground Construction Co.
      Maryland Underground Construction Co., Inc.
      Underground Construction Co., Inc. (Delaware)
Utility Line Management Services, Inc.                              Delaware
VCI Telcom, Inc.                                                    Delaware
W.C. Communications, Inc.                                           Delaware
      West Coast Communications
W.H.O.M. Corporation                                                California